Exhibit 99.1

FOR IMMEDIATE RELEASE

XPERI CORPORATION announces FOURTH quarter AND FULL YEAR 2019 Results

San Jose, Calif. (February 18, 2020) – Xperi Corporation (Nasdaq: XPER) (the “Company” or “we”) today announced financial results for the fourth quarter and full year ended December 31, 2019.

“Xperi finished 2019 on a strong note, delivering better than expected results for the fourth quarter and generating record operating cash flow for the full year as we remained focused on execution across our business,” said Jon Kirchner, chief executive officer of Xperi.  “We recently reached a significant milestone in the development of a new machine learning hardware and software platform, which is now being sampled by prospective customers.  We also announced our planned merger with TiVo Corporation, which we believe will unlock significant value for our shareholders.  Finally, along with the TiVo integration planning, we continue to make strategic progress on key initiatives in our IP and product businesses and are confident in our long-term growth and value creation prospects.”

Financial Highlights

($ and share count in thousands)

	GAAP		Non-GAAP
	Q4 2019	Q4 2018	Q4 2019	Q4 2018
Billings [1]	$126,688	$141,798	$126,688	$141,798
Total Operating Expense [2]	$95,386	$100,444	$58,001	$64,636
Interest Expense [1]	$4,987	$6,804	$4,987	$6,804
Other Income [2]	$1,491	$1,475	$907	$1,329
Cash Tax (net of refunds) [1]	$2,627	$10,911	$2,627	$10,911
Diluted Shares Outstanding	49,566	48,559	52,292	51,241

Other Relevant Metrics	Q4 2019	Q4 2018
Operating Cash Flow	$65,039	$66,500

	GAAP		Non-GAAP
	FY 2019	FY 2018	FY 2019	FY 2018
Billings [1]	$413,921	$447,347	$413,921	$447,347
Total Operating Expense [2]	$348,775	$382,153	$212,639	$240,181
Interest Expense [1]	$23,377	$25,665	$23,377	$25,665
Other Income [2]	$9,028	$8,595	$3,256	$3,140
Cash Tax (net of refunds) [1]	$15,001	$23,679	$15,001	$23,679
Diluted Shares Outstanding	49,120	48,823	51,836	51,573

Other Relevant Metrics	FY 2019	FY 2018
Operating Cash Flow	$169,253	$135,133
Cash, Cash Equivalents and S-T Investments	$121,477	$154,364

1 Measures are the same for both the GAAP and Non-GAAP presentation.

2 See tables for reconciliations.

Capital Allocation

On December 18, 2019, the Company paid $9.9 million to stockholders of record on November 27, 2019, for the quarterly cash dividend of $0.20 per share of common stock.

Additionally, on January 30, 2020, the Board of Directors approved the quarterly dividend of $0.20 per share of common stock, payable on March 25, 2020, to stockholders of record on March 4, 2020.

During the quarter, the Company paid down $50 million of its Term Loan B debt, for a total of $150 million paid down in 2019.

Financial Guidance

Consequent with the introduction of the revenue accounting standard, ASC 606, the Company announced it would begin using billings as a key measure of business progress. As a result, the Company’s outlook is now based on billings rather than GAAP revenue. For additional information regarding the Company’s approach to guidance, please review the “ASC 606 Business Metrics and Guidance Approach” presentation given by the Company on January 25, 2018, at https://investor.xperi.com/events-and-presentations/event-details/2018/ASC-606-Business-Metrics--Guidance-Approach/default.aspx.

The Company’s Q1 2020 outlook is as follows:

Q1 2020	GAAP Outlook	Non-GAAP Outlook
Billings [1]	$100M to 104M	$100M to 104M
Operating Expense [2]	$89M to 92M	$57M to 60M
Interest Expense [1]	$4.2M	$4.2M
Other Income [2]	$2.6M	$0.8M
Cash Tax (net of refunds) [1]	$5.7M	$5.7M
Diluted Shares Outstanding	50.2M	52.7M

1 Measures are the same for both the GAAP and Non-GAAP presentation.

2 See tables for reconciliations.

The Company’s 2020 outlook is as follows:

FY 2020	GAAP Outlook	Non-GAAP Outlook
Billings [1]	$400M to 420M	$400M to 420M

1 Measures are the same for both the GAAP and Non-GAAP presentation.

Given the expected close of the TiVo transaction in the second quarter of 2020, management will provide more commentary around expenses for 2020 on its earnings conference call at 2:30PM Pacific Time today.

Conference Call Information

The Company will hold its fourth quarter 2019 earnings conference call at 2:30 PM Pacific Time (5:30 PM Eastern Time) on Tuesday, February 18, 2020. To access the call in the U.S., please dial 1-888-254-3590, and for international callers dial + 1 323-794-2551, approximately 15 minutes prior to the start of the conference call. The conference ID is 5204815. The conference call will also be broadcast live over the Internet at https://investor.xperi.com.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s financial results and guidance, the Company’s planned combination with TiVo, the Company’s new machine learning software and hardware platform, and long-term growth and value creation prospects. Material factors that may cause results to differ from the statements made include the plans or operations relating to the businesses of the Company; the completion of the proposed transaction with TiVo Corporation on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, cost savings, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined company’s businesses and other conditions to the completion of the transaction; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company's ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company's intellectual property or intellectual property litigations, or invalidation or limitation of key patents; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductors and products utilizing our audio and imaging technologies; failure by the industry to use technologies covered by the Company's patents; the expiration of the Company's patents; the Company's ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company's businesses; failure of the Company's products to achieve technological feasibility or profitability; failure to successfully commercialize the Company's products; changes in demand for the products of the Company's customers; limited opportunities to license technologies due to high concentration in applicable markets for such technologies; the impact of competing technologies on the demand for the Company's technologies; pricing trends, including the Company's ability to achieve economies of scale; and other developments in the markets in which the Company operates, as well as management's response to any of the aforementioned factors. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the Company's recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with the Securities and Exchange Commission (the "SEC"). The Company's SEC filings are available publicly on the SEC's website at www.sec.gov. Any forward-looking statements made or incorporated by reference herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except to the extent required by applicable law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Xperi Corporation

Xperi Corporation (Nasdaq: XPER) and its brands DTS, IMAX Enhanced, HD Radio, and Invensas, are dedicated to creating innovative technology solutions that enable extraordinary experiences for people around the world. Xperi’s solutions are licensed by hundreds of leading global partners and have shipped in billions of products in areas including premium audio, automotive, broadcast, computational imaging, computer vision, mobile computing and communications, memory, data storage, and 3D semiconductor interconnect and packaging. For more information, please call 408-321-6000 or visit www.xperi.com.

Billings

Billings reflect amounts in an accounting period invoiced to customers, less any credits issued to or paid to customers, plus amounts due under certain licensing-related contractual arrangements that may not be subject to an invoice. Management evaluates the Company’s financial performance in part based on billings due to the close alignment between billings and cash receipts from licensing activity, and believes billings is an important metric to provide to readers of our financial results. Billings may vary materially from revenue recorded under U.S. GAAP.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, costs related to actual or planned business combinations, all forms of stock-based compensation, interest income from significant financing components under Topic 606, realized and unrealized gains or losses on marketable equity securities, restructuring and other related exit costs. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of the Company’s reported GAAP to non-GAAP financial metrics.

Xperi Investor Contact:

Geri Weinfeld, Vice President Investor Relations

+1 818-436-1231

geri.weinfeld@xperi.com

Xperi Media Contact:

Stacy Roughan, Director Corporate Communications

+1 818-436-1086

press@xperi.com

– Tables Follow –

SOURCE: XPERI CORP

XPER-E

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XPERI CORPORATION

FINANCIAL INFORMATION SCHEDULE

COMPONENTS OF GAAP AND NON-GAAP OPERATING EXPENSE

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
GAAP operating expense - components
Cost of revenue	$2,219	$3,884	$8,460	$13,291
Research, development and other related costs	33,233	30,532	112,345	106,406
Selling, general and administrative	34,828	34,645	122,897	127,907
Amortization expense	24,027	26,877	99,946	108,450
Litigation expense	1,079	4,506	5,127	26,099
Total operating expenses	$95,386	$100,444	$348,775	$382,153

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Non-GAAP operating expense - components
Cost of revenue	$2,219	$3,884	$8,460	$13,291
Research, development and other related costs	28,883	27,054	97,702	93,179
Selling, general and administrative	25,820	29,192	101,350	107,612
Litigation expense	1,079	4,506	5,127	26,099
Total operating expenses	$58,001	$64,636	$212,639	$240,181

XPERI CORPORATION

RECONCILIATION FROM GAAP TO NON-GAAP OPERATING EXPENSES

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
GAAP operating expenses	$95,386	$100,444	$348,775	$382,153
Adjustments to non-GAAP operating expenses:
Stock-based compensation --R&D	(4,350)	(3,478)	(14,643)	(13,168)
Stock-based compensation --SG&A	(4,372)	(5,453)	(16,911)	(17,843)
Amortization expense	(24,027)	(26,877)	(99,946)	(108,450)
M&A transaction costs	(4,636)	—	(4,636)	—
Acquisition & related expense --R&D	—	—	—	(59)
Acquisition & related expense --SG&A	—	—	—	(2,452)
Non-GAAP operating expenses	$58,001	$64,636	$212,639	$240,181

XPERI CORPORATION

RECONCILIATION FROM GAAP TO NON-GAAP OTHER INCOME

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018

GAAP other income	$1,491	$1,475	$9,028	$8,595

Adjustments to non-GAAP other income:
Interest income from significant financing components under Topic 606	(1,136)	(1,797)	(5,762)	(7,672)
Realized and unrealized (gain) loss on marketable equity securities	552	1,651	(10)	2,217

Non-GAAP other income	$907	$1,329	$3,256	$3,140

XPERI CORPORATION

RECONCILIATION FOR GUIDANCE ON

GAAP TO NON-GAAP OPERATING EXPENSE

(in millions)

(unaudited)

	Three months ended
	March 31, 2020
	Low	High

GAAP operating expense	$89.0	$92.0
Stock-based compensation--R&D	(4.1)	(4.1)
Stock-based compensation--SG&A	(4.4)	(4.4)
Acquisition & related expense	(1.0)	(1.0)
Amortization expense	(22.5)	(22.5)
Total of non-GAAP adjustments	(32.0)	(32.0)
Non-GAAP operating expense	$57.0	$60.0

XPERI CORPORATION

RECONCILIATION FOR GUIDANCE ON

GAAP TO NON-GAAP OTHER INCOME

(in millions)

(unaudited)

Three months ended
March 31, 2020
GAAP other income	$2.6
Adjustments to non-GAAP other income:
Interest income from significant financing components under Topic 606 and realized & unrealized gains or losses on marketable equity securities	(1.8)
Non-GAAP other income	$0.8

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